As filed with the Securities and Exchange Commission on October 14, 2009
Registration No. 333-157885

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALEXZA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	77-0567768 (I.R.S. Employer Identification No.)
Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, California 94043
(650) 944-7000
(Address of principal executive offices)
2005 Equity Incentive Plan
2005 Non-Employee Directors’ Stock Option Plan
2005 Employee Stock Purchase Plan
(Full title of the plan)
Thomas B. King
President and Chief Executive Officer
Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, California 94043
(650) 944-7000
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
James C.T. Linfield, Esq.
Brent Fassett, Esq.
Cooley Godward Kronish LLP
380 Interlocken Crescent, Suite 900
Broomfield, CO 80021-8023
(720) 566-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES
          This post-effective amendment relates to Registration Statement No. 333-157885 (the “Registration Statement”) filed on March 12, 2009 to register the issuance and sale of 943,917 shares of Common Stock, par value $0.0001 (the “Shares”), of Alexza Pharmaceuticals, Inc. (the “Registrant”) under the Registrant’s 2005 Equity Incentive Plan, 2005 Employee Stock Purchase Plan and 2005 Non-Employee Directors’ Stock Option Plan.
     The Registrant is filing this post-effective amendment because it believes that at the time of the filing of the Registration Statement it may not have been eligible to register the Shares by use of Form S-8. Specifically, at the time of the filing of the Registration Statement, the Registrant had not filed a required Current Report on Form 8-K and therefore did not meet the eligibility requirement set forth in General Instruction A.1 to Form S-8 that the Registrant had filed all reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. Consequently, the Registration Statement may not have been effective to register the issuance and sale of the Shares. In order to resolve any uncertainty surrounding the effectiveness of the Registration Statement, the Registrant hereby amends the Registration Statement to withdraw from registration all of the Shares and terminate the effectiveness of the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California, on the 14th day of October, 2009.

ALEXZA PHARMACEUTICALS, INC.
By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas B. King Thomas B. King	President, Chief Executive Officer and Director (Principal Executive Officer)	October 14, 2009

* August J. Moretti	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 14, 2009

* Hal V. Barron	Director	October 14, 2009

* Samuel D. Colella	Director	October 14, 2009

* Alan D. Frazier	Director	October 14, 2009

* Deepika R. Pakianathan	Director	October 14, 2009

* J. Leighton Read	Director	October 14, 2009

* Gordon Ringold	Director	October 14, 2009

Signature	Title	Date

* Isaac Stein	Director	October 14, 2009

* By:	/s/ Thomas B. King	October 14, 2009
Thomas B. King
Attorney-in-Fact